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Exhibit 99.3

PROXY

10 Campus Boulevard, Newtown Square, Pennsylvania 19073

Special Meeting of Shareholders— [                                    ], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned signatory, or signatories (collectively, the "Shareholders") hereby constitutes and appoints Gary M. Holloway, Sr. and Joseph M. Macchione, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the common shares of GMH Communities Trust (the "Trust") which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Shareholders of the Trust to be held at [                        ] [                        ], on [                        ,                                                  , 2008] at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof. The Shareholder hereby acknowledges receipt of the notice of Special Meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

        When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted "FOR" each of the proposals as described in the Proxy Statement, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and bylaws of the Trust and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

AUTHORIZE YOUR PROXY BY INTERNET OR TELEPHONE	24 Hours a Day—7 Days a Week It's Fast and Convenient!
INTERNET	TELEPHONE	MAIL
http://www.[ ]				1-800-[ ]
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, please pre-register by notifying Investor Relations
at 610.355.8206, or e-mail to [                                    ].

(Continued and to be signed on reverse side)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE ONLY IF YOU ARE NOT AUTHORIZING YOUR PROXY BY TELEPHONE OR INTERNET

☒ Please mark votes as in this example

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the merger of American Campus Acquisition LLC with and into GMH Communities Trust, pursuant to the Agreement and Plan of Merger, dated as of February 11, 2008, as more fully described in the enclosed proxy statement.	☐	☐	☐
2.	Proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the merger.	☐	☐	☐

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐
CHANGE OF ADDRESS

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

        Please sign exactly as your name(s) appear(s) on this Proxy. If common shares stand of record in the names of two or more persons, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If common shares are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their full title. Please date this Proxy.

Signature:	Date:
Signature:	Date:

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  Exhibit 99.3
PROXY